                             CARD SERIES SCHEDULE TO
                         MONTHLY NOTEHOLDERS' STATEMENT


Date:   January 9, 2003

              CAPITAL ONE MULTI-ASSET EXECUTION TRUST, ASSET POOL 1
                    Monthly Period Ending: December 31, 2002


        Reference is made to the Series 2002-CC Supplement (the "Series 2002-CC Supplement"), dated as of October 9, 2002, between Capital One Funding, LLC, a Virginia limited liability company ("Funding"), as Transferor, Capital One Bank, a Virginia banking corporation (the "Bank"), as Servicer, and The Bank of New York, as Trustee, and the Indenture (the "Indenture"), dated as of October 9, 2002, between Capital One Multi-asset Execution Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Terms used herein and not defined herein have the meanings ascribed to them in the Series 2002-CC Supplement, the Indenture and the related Indenture Supplements, as applicable.

        The following computations are prepared with respect to the Transfer Date of January 14, 2003 and with respect to the performance of the Trust during the related Monthly Period.

A. Targeted Deposits to Interest Funding sub-Accounts:

                             Targeted Deposit             Actual Deposit                Interest Funding        Interest Funding
                               to Interest                  to Interest               sub-account Balance         sub-Account
                           Funding sub-Account           Funding sub-Account          prior to Withdrawals          Earnings
                      ----------------------------- ----------------------------  ---------------------------  ------------------
Class A (2002-1)                  704,166.67                    704,166.67                      704,166.67                  0.00
Class A (2002-2)                  805,000.00                    805,000.00                      805,000.00                  0.00
Class B (2002-1)                  612,500.00                    612,500.00                      612,500.00                  0.00
Class C (2002-1)                  521,250.00                    521,250.00                      521,250.00                  0.00

B. Interest to be paid on the corresponding Distribution Date:

                                                                                         Total Amount of
                              CUSIP Number              Interest Payment Date          Interest to be paid          Per $1000
                      ----------------------------- ----------------------------  ---------------------------  ------------------
Class A (2002-1)               14041NAC56                     15-Jan-03                         704,166.67          1.4083333333
Class A (2002-2)               14041NAD30                     15-Jan-03                         805,000.00          1.3416666667
Class B (2002-1)               14041NAA90                     15-Jan-03                         612,500.00          1.7500000000
Class C (2002-1)               14041NAB73                     15-Jan-03                         521,250.00          3.4750000000


C. Targeted Deposits to Principal Funding sub-Accounts:

                            Targeted Deposit             Actual Deposit                 Principal Funding     Principal Funding
                              to Principal                to Principal                sub-account Balance        sub-Account
                           Funding sub-Account         Funding sub-Account            prior to Withdrawals        Earnings
                      ----------------------------- ----------------------------  --------------------------- ------------------
NOTHING TO REPORT

D. Principal to be paid on the Distribution Date:

                                                                                        Total Amount of
                              CUSIP Number             Principal Payment Date        Principal to be paid         Per 1000
                      ----------------------------- ----------------------------  --------------------------  ------------------
NOTHING TO REPORT


E. Targeted Deposits to Class C Reserve sub-Accounts:

                                                                                        Class C Reserve
                            Targeted Deposit               Actual Deposit                sub-Account           Class C Reserve
                                to Class C                   to Class C                  Balance prior           sub-Account
                           Reserve sub-Account           Reserve sub-Account            to Withdrawals            Earnings
                      ----------------------------- ----------------------------  --------------------------  ------------------
NOTHING TO REPORT

F. Withdrawals to be made from Class C Reserve sub-Accounts:

                                                                                         Class C Reserve
                                                                                       sub-Account Balance
                        Withdrawals for Interest      Withdrawals for Principal         after Withdrawals
                      ----------------------------- ----------------------------  --------------------------
NOTHING TO REPORT

G. Targeted Deposits to Class D Reserve sub-Accounts:

                                                                                        Class D Reserve
                                                                                         sub-Account
                       Targeted Deposit to Class D    Actual Deposit to Class D          Balance prior           Class D Reserve
                           Reserve sub-Account           Reserve sub-Account            to Withdrawals         sub-Account Earnings
                      ----------------------------- ----------------------------  ---------------------------- --------------------
NOTHING TO REPORT

H. Withdrawals to be made from Class D Reserve sub-Accounts:

                                                                                         Class D Reserve
                                                                                          sub-Account
                                                                                         Balance after
                        Withdrawals for Interest      Withdrawals for Principal           Withdrawals
                      ----------------------------- ----------------------------  -------------------------------
NOTHING TO REPORT

I. TARGETED DEPOSITS TO ACCUMULATION RESERVE SUB-ACCOUNTS:

        Targeted Deposit        Actual Deposit to               Accumulation                  Accumulation
         to Accumulation       Accumulation Reserve          Reserve sub-Account           Reserve sub-Account
       Reserve sub-Account         sub-Account           Balance prior to Withdrawals           Earnings
       -------------------     --------------------      ----------------------------      -------------------
NOTHING TO REPORT

J. WITHDRAWALS TO BE MADE FROM ACCUMULATION RESERVE SUB-ACCOUNTS:

                                                        Accumulation
                                                    Reserve sub-Account
                     Withdrawal Amount           Balance after Withdrawals
                     -----------------           -------------------------
NOTHING TO REPORT

K. OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT FOR THE RELATED MONTHLY PERIOD: (AS OF THE BEGINNING OF THE RELATED MONTHLY PERIOD)

                       Initial Dollar        Outstanding Dollar      Adjusted Outstanding         Nominal Liquidation
                      Principal Amount        Principal Amount      Dollar Principal Amount             Amount
                      ----------------       ------------------     -----------------------       -------------------
Class A (2002-1)        500,000,000.00         500,000,000.00           500,000,000.00              500,000,000.00
Class A (2002-2)        600,000,000.00         600,000,000.00           600,000,000.00              600,000,000.00
Class B (2002-1)        350,000,000.00         350,000,000.00           350,000,000.00              350,000,000.00
Class C (2002-1)        150,000,000.00         150,000,000.00           150,000,000.00              150,000,000.00
Class D (2002-1)         24,366,139.82          24,366,139.82            24,366,139.82               24,366,139.82

L. CLASS A USAGE OF CLASS B, C AND D SUBORDINATION AMOUNTS:

    Class A Usage of       Class A Usage of       Class A Usage of
  Class B Subordination  Class C Subordination  Class D Subordination  Cumulative Class A   Cumulative Class A   Cumulative Class A
    Amount for this        Amount for this        Amount for this       Usage of Class B     Usage of Class C     Usage of Class D
    Monthly Period         Monthly Period         Monthly Period      Subordination Amount Subordination Amount Subordination Amount
  ---------------------  ---------------------  --------------------- -------------------  -------------------- --------------------
NOTHING TO REPORT

M. CLASS B USAGE OF CLASS C AND D SUBORDINATION AMOUNTS:

                         Class B Usage of         Class B Usage of
                      Class C Subordination     Class D Subordination        Cumulative Class B         Cumulative Class B
                         Amount for this          Amount for this             Usage of Class C           Usage of Class D
                         Monthly Period           Monthly Period            Subordination Amount       Subordination Amount
                      ---------------------     ---------------------       --------------------       --------------------
NOTHING TO REPORT

N. CLASS C USAGE OF CLASS D SUBORDINATION AMOUNTS:

                         Class C Usage of
                       Class D Subordination      Cumulative Class C
                           Amount for this        Usage of Class D
                           Monthly Period        Subordination Amount
                       ---------------------     --------------------
NOTHING TO REPORT

O. REQUIRED AND AVAILABLE SUBORDINATION AMOUNT TO CLASS A, B AND C NOTES:
   (AS OF THE DETERMINATION DATE, AFTER TAKING INTO ACCOUNT ALL ALLOCATIONS EXPECTED TO OCCUR ON THE DISTRIBUTION DATE)

                       Required           Available         Required           Available         Required          Available
                     Subordination      Subordination     Subordination      Subordination     Subordination     Subordination
                      Amount from        Amount from       Amount from        Amount from       Amount from       Amount from
                     Class B Notes      Class B Notes     Class C Notes      Class C Notes     Class D Notes     Class D Notes
                     -------------      -------------     -------------      -------------     -------------     -------------
Class A (2002-1)     61,538,500.00      61,538,500.00     44,615,500.00      44,615,500.00      9,231,000.00      9,231,000.00
Class A (2002-2)     73,846,200.00      73,846,200.00     53,538,600.00      53,538,600.00     11,077,200.00     11,077,200.00
Class B (2002-1)                                         115,205,929.43     115,205,929.43     23,836,260.92     23,836,260.92
Class C (2002-1)                                                                               24,366,139.82     24,366,139.82

P. NOMINAL LIQUIDATION AMOUNT FOR TRANCHES OF NOTES OUTSTANDING:
   (AS OF DETERMINATION DATE, AFTER TAKING INTO ACCOUNT ALL ALLOCATIONS EXPECTED TO OCCUR ON THE DISTRIBUTION DATE)

                                        Increase due to
                                          issuance of                            Reimbursements    Reductions due
                                        additional Notes                          of Nominal       to reallocation    Reduction
                                        or accretions of     Withdrawal from      Liquidation      of Card Series      due to
                   Beginning Nominal      Principal for     Principal Funding     Amount from         Principal       Investor
                   Liquidation Amount    Discount Notes       sub-Account        Available Funds       Amounts       Charge-offs
                   ------------------    --------------       -----------        ---------------       -------       -----------
Class A (2002-1)     500,000,000.00                -                    -                   -               -               -
Class A (2002-2)     600,000,000.00                -                    -                   -               -               -
Class B (2002-1)     350,000,000.00                -                    -                   -               -               -
Class C (2002-1)     150,000,000.00                -                    -                   -               -               -
Class D (2002-1)      24,366,139.82                -                    -                   -               -               -



                   Reductions due to
                   deposits into the
                       Principal
                        Funding             Ending Nominal
                      sub-Account          Liquidation Amount
                      -----------          ------------------
Class A (2002-1)               -            500,000,000.00
Class A (2002-2)               -            600,000,000.00
Class B (2002-1)               -            350,000,000.00
Class C (2002-1)               -            150,000,000.00
Class D (2002-1)               -             24,366,139.82

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ninth day of January, 2003.

                        CAPITAL ONE BANK,
                        as Administrator

                        By:
                           ---------------------------------
                        Name: Tom Feil
                        Title: Director of Capital Markets           Page 7 of 7